UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2010

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 16, 2010, ADVENTRX Pharmaceuticals, Inc. (the "Company") issued a press release announcing its financial results for the three months and year ended December 31, 2009. A copy of this press release is furnished as Exhibit 99.1 hereto.

The attached press release contains pro forma financial information. "Pro forma" is not a term defined by U.S. generally accepted accounting principles ("GAAP"). The non-GAAP pro forma financial information presented in the press release should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between GAAP information and pro forma information are provided in the press release. The Company believes the pro forma financial information presented in the press release may be useful to investors in evaluating the Company’s actual and effective cash positions following its January 2010 equity financing. The Company’s management uses the pro forma information presented in the press release to assess the Company’s financial position going into 2010 and to budget for 2010 operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

The information set forth under Item 2.02 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

March 16, 2010	By:	/s/ Patrick Keran

Name: Patrick Keran
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 16, 2010